UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2014

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 Media Center Drive Los Angeles, California		90065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   TERMINATION OF A MATERIAL AGREEMENT.

On August 31, 2014, the Accounts Receivable Line of Credit Note between Point.360 (the “Company”) and Bank of the West (“BW”) terminated in accordance with its terms. The Line of Credit provided for borrowing of up to $5,000,000 based on a percentage of eligible accounts receivable and was secured by the Company’s accounts receivable and other assets. No fees were paid in connection with the termination of the Line of Credit.

Item 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 5, 2014, the Company entered into a new accounts receivable line of credit and a loan modification agreement with BW which provides up to $2 million of credit based on 80% of eligible accounts receivable, as defined. The line of credit agreement provides for interest at (i) Libor plus 3.5%, or (ii) BW’s alternative base rate plus 2.5%, plus 0.25% per annum assessed on the unused portion of the credit commitment. The maturity date is September 30, 2015.

All obligations to BW including a mortgage and equipment financing, are cross collateralized and there are cross-default provisions among BW and all other Company debt obligations. The agreements contain certain other terms and conditions common with such arrangements.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Accounts Receivable Line of Credit Note dated September 5, 2014 between the Company and Bank of the West.

10.2	Modification Agreement dated September 5, 2014 between the Company and Bank of the West.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

September 8, 2014	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer

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